Exhibit 99.1

28903 North Avenue Paine Valencia, CA 91355 Main: (661)-775-5300 Fax: (661)-775-2080 www.mannkindcorp.com
December 20, 2007
Mr. Richard L. Anderson
c/o 28903 North Avenue Paine
Valencia, CA 91355
Re: Transition Employment Agreement
Dear Dick:
This letter agreement (the “Agreement”) sets forth the terms of your transition employment with MannKind Corporation (the “Company”), effective as of the Effective Date defined in paragraph 6.b below.
     1. Transition to New Position. On the later of the date the Company commences employment of a new Chief Financial Officer or March 31, 2008 (the “Transition Date”), you will transition to a new position of Corporate Vice President — Office of the Chairman (the “New Position”). In this position you will be an individual contributor without direct reports (other than an administrative assistant). In the New Position (a) your duties will include assisting the Company with the transition of your job duties immediately prior to the Transition Date, strategic initiatives, and other duties as assigned to you by the President and Chief Operating Officer of the Company, to whom you will report (the “Transition Duties”), (b) you will continue to attend meetings of the Company’s Executive Leadership Team, Strategic Management Board, and Board of Directors (the “Board”), and (c) you will work not less than seventy-five percent (75%) of full-time (i.e., 30 hours per week), on the days of your choice, now anticipated to be Mondays through Wednesdays; provided, however, that if the Company hires a new Chief Financial Officer on a date prior to March 31, 2008, you shall assume the New Position on such earlier date and shall perform the Transition Duties from such date until March 31, 2008 (the “Interim Transition Period”) on a full-time basis. You will retire from the Company, at which time your employment will terminate, on March 31, 2009 (the “Retirement Date”), unless your employment is terminated on an earlier date, as provided in paragraph 4, below (the “Separation Date”).
     2. Compensation and Benefits. Effective as of the Transition Date and continuing through the Separation Date or Retirement Date, as applicable, your base salary and bonus eligibility shall be reduced to seventy-five percent (75%) of your base salary and bonus eligibility immediately prior to that date; provided, however, that (a) you shall continue to receive one hundred percent (100%) of your base salary and bonus eligibility during any Interim Transition Period, and (b) any bonus for any time period (in whole or in part) following the Transition Date shall be pro rated based on the ratio of seventy-five percent (75%) to one hundred percent (100%) work periods during the bonus period and the other factors on which the bonus is calculated irrespective of this Agreement. From the Effective Date through the

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Retirement Date (the “Transition Period”), you shall continue to be eligible to receive all existing Company benefits for which you are eligible as of the Effective Date.
3. Equity Grants.
          a. New Grants; Continued Vesting. During the Transition Period you will continue to be eligible to receive stock option grants and phantom stock awards with respect to shares of Common Stock of the Company (collectively, “Grants”).. Any Grants awarded to you will be at the sole discretion of the Board. After the Transition Date, the guidelines for equity awards applicable to you shall be reduced to seventy-five percent (75%) of the guidelines applicable to you immediately before the Transition Date. During the Transition Period, all Company stock options and phantom stock awards you hold as of the Effective Date of this Agreement shall continue to vest pursuant to the terms under which you received them under the applicable grant and award notices and agreements.
          b. Accelerated Vesting; Extended Exercise Period. On the Retirement Date, all of your then outstanding unvested options to purchase shares of Common Stock and phantom stock awards that, in each case, vest solely on a time basis (collectively, the “Unvested Shares”) shall become fully vested, and all of your vested options to purchase shares of Common Stock shall be exercisable in accordance with their terms until the earlier of (i) the maximum contractual term or (ii) March 31, 2011, after which date all of your unexercised options shall expire and the shares subject to such options shall return to the share reserve of the applicable equity incentive plan. Following the acceleration of vesting described in the preceding sentence, any of your options that failed to vest and any unvested portion of your outstanding options that failed to vest shall expire and no longer be outstanding as of the Retirement Date, and the shares subject to such option or portion shall return to the share reserve of the applicable equity incentive plan. The Company’s obligations under this paragraph 3.b are conditioned on your signing, and permitting to become effective, a supplemental release in the form attached hereto as Exhibit B (a “Supplemental Release”) on or promptly after the Retirement Date.
     4. Termination. During the Transition Period you will continue to be an at-will employee of the Company, whereby either you or the Company may terminate your employment with or without Cause (as defined below) and with or without advance notice. If during the Transition Period your employment is terminated by the Company without Cause, by you for Good Reason (as defined below), or as a result of your death or Disability (as defined below), (a) the Company shall provide you with payments in amounts equal to your base salary had your employment continued until the Retirement Date, on the Company’s regular payroll dates or in a lump sum, in the Company’s sole discretion; (b) the Company shall pay you, on the date when your bonus would have been paid of you were still employed by the Company, an amount equal to the average of bonuses paid or payable to you by the Company during each of the three fiscal years immediately preceding the year in which the Separation Date occurs; (c) the Company shall pay your premiums for (i) health insurance benefit continuation for you and your family members, if applicable, that the Company provides to you under the provisions of the federal Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), to the extent that the Company would have paid such premiums had you remained employed by the Company, and (ii) additional health coverage (such as Exec-U-Care), life, accidental death and disability and other insurance programs for you and your family members, if applicable, to the extent such programs existed on the Separation Date; and (d) on the Separation Date, all of the

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Unvested Shares shall become fully vested, and all of your vested options to purchase shares of Common Stock shall be exercisable in accordance with their terms until the earlier of (i) the maximum contractual term or (ii) two years from the Separation Date, after which all of your unexercised options shall expire and the shares subject to such options shall return to the share reserve of the applicable equity incentive plan. Following the acceleration of vesting described in the preceding sentence, any of your options that failed to vest and any unvested portion of your outstanding options that failed to vest shall expire and no longer be outstanding as of the Separation Date, and the shares subject to such option or portion shall return to the share reserve of the applicable equity incentive plan. . The Company’s obligations under this paragraph 4 are conditioned on your signing, and permitting to become effective, a Supplemental Release on or promptly after the Separation Date.
If the Company terminates your employment for Cause or you terminate your employment without Good Reason, the Company shall not be obligated to provide you with any continued salary or benefits after the Separation Date, severance of any kind, or treatment of your Company stock options or phantom stock awards pursuant to paragraph 3.b above.
For purposes of this Agreement, ”Cause” shall mean your: (a) refusal or failure to carry out any material lawful duties or any directions or instructions of the Board or senior management of the Company reasonably consistent with those duties; provided, however, that you have been given notice and have failed to correct any such failure, if subject to correction, within ten (10) business days thereafter (unless any such correction by its nature cannot be done in ten (10) business days, in which event you will have a reasonable time to correct such failures); (b) violation of any local, state or federal law involving the commission of a crime, other than minor traffic violations, or any other criminal act involving moral turpitude; (c) gross negligence, willful misconduct or breach of your duty to the Company involving self-dealing or personal profit; (d) subject to applicable law, abuse of alcohol or controlled substances, deception, fraud, misrepresentation or dishonesty, or any incident materially compromising your reputation or ability to represent the Company with investors, customers or the public or otherwise carry out your job duties; or (e) any material violation of any provision of this Agreement, any other agreement with the Company (including but not limited to your proprietary information and inventions agreement dated December 20, 2007, a copy of which is attached hereto as Exhibit A (“Proprietary Information Agreement”), or any Company policy, subject to the same notice and opportunity to correct provisions set forth in subparagraph (a) above.
For purposes of this Agreement, “Good Reason” shall mean (a) except as set forth in this Agreement, a material reduction of your annual base salary to a level below the level then in effect, regardless of any change in your duties or responsibilities; (b) except as set forth in this Agreement, any material diminution in your position, authority, duties or responsibilities or any other action by the Company that results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated and inadvertent action not taken in bad faith; (c) the Company’s requiring you to be based at any office or location more than fifty (50) miles from the location of your assigned worksite as of the Effective Date of this Agreement; or (d) any other material violation of any provision of this Agreement by the Company.
For purposes of this Agreement, “Disability” shall mean your inability to perform your job duties then in effect for a period or periods aggregating twelve (12) weeks in any three hundred sixty-

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five (365) day period as result of physical or mental illness, injury or impairment, loss of legal capacity or any other cause, subject to the Company’s rights and obligations under applicable law.
     5. Proprietary Information Obligations. You acknowledge and reaffirm you continuing obligations under your Proprietary Information Agreement, a copy of which is attached hereto as Exhibit A.
6. Release.
          a. General Release. In consideration of the compensation and benefits the Company will provide to you under this Agreement, you forever release and discharge the Company and all its parent, subsidiary and affiliated entities and all their past, present and future directors, officers, agents, employees, and representatives from all claims, causes of action, damages, liabilities, and demands of whatever kind and character up to the date you sign this Agreement (“Disputes”), including, but not limited to, arising out of or in any way related to any of the circumstances of your employment with the Company as of the date you sign this Agreement. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to your employment with the Company; (b) all claims related to your compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, phantom stock awards, or any other equity interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (the “ADEA”), the California Labor Code, and the California Fair Employment and Housing Act (as amended). The parties intend that the disputes released herein be construed as broadly as possible as permitted by law. Notwithstanding the foregoing, you are not hereby releasing the Company from any claims that cannot be waived by law. You are, however, waiving your right to any monetary recovery should any governmental agency or entity pursue any claims on your behalf. You represent that you have no lawsuits, claims or actions pending in your name, or on behalf of any other person or entity, against the Company or any other person or entity subject to the release granted in this paragraph.
          b. Waiver of ADEA Claims. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you have under the ADEA. You also acknowledge that the consideration given to you for the waiver and release in the preceding paragraph is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing, as required by the ADEA, that: (a) your waiver and release does not apply to any rights or claims that arise after the date you sign this Agreement; (b) you have been advised hereby that you have the right to consult with an attorney prior to signing this Agreement; (c) you have twenty-one (21) days to consider this Agreement (although you may choose to sign this Agreement earlier); (d) you have seven (7) days following the date you sign this Agreement to revoke the Agreement; and (e) this Agreement will not be effective

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until the date on which the revocation period has expired, which will be the eighth day after you sign the Agreement (the “Effective Date”).
          c. Section 1542 Waiver. Your releases stated above extend to all disputes you might have against the Company, whether known or unknown, suspected or unsuspected, past or present. Specifically, you hereby expressly waive any and all rights under Section 1542 of the California Civil Code, which states as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” You expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to the releases provided herein.
     7. Section 409A. Compensation and benefits payable under this Agreement, to the extent of payments made from the date of your termination through March 15th of the calendar year following such termination, are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations and thus payable pursuant to the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations; to the extent such payments are made following said March 15th, they are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations made upon an involuntary termination from service and payable pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations, to the maximum extent permitted by said provision, with any excess amount being regarded as subject to the distribution requirements of Section 409A(a)(2)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), including, without limitation, the requirement of Section 409A(a)(2)(B)(i) of the Code that payment to Executive be delayed until 6 months after separation from service if Executive is a “specified employee” within the meaning of the aforesaid section of the Code at the time of such separation from service.
     8. Choice of Law. This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the State of California without regard to any rules governing conflicts of laws.
     9. Arbitration; Attorneys’ Fees. To ensure the timely and economical resolution of disputes that arise in connection with this Agreement, you and the Company agree that any and all disputes, claims and causes of action arising from or relating to the enforcement, breach, performance or interpretation of this Agreement (collectively, “Claims”) shall be resolved to the fullest extent permitted by law by final and binding arbitration. The arbitration proceeding shall be conducted in accordance with the applicable employment rules of JAMS, The Resolution Experts (“JAMS”), then in effect, and conducted by one (1) arbitrator either mutually agreed upon or selected in accordance with the applicable JAMS rules. The arbitration shall be conducted in Los Angeles County, California, under the jurisdiction of the Los Angeles office of JAMS. All Claims, pleadings, discovery materials, evidence, proceedings, rulings, awards and other matters regarding the arbitration shall be kept confidential by the parties to the extent permitted by law. Prior to filing any Claims with JAMS, and not later than the date(s) such Claims may be asserted under applicable statutes of limitations, the claimant shall give notice to the other party of the facts and circumstances of such Claims in sufficient detail to apprise the other party of the substance and basis of the Claims, and meet and confer in good faith with the other party to resolve the Claims for a period not to exceed thirty (30) days from the notice date,

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unless a shorter or longer period is agreed in writing between the parties. By agreeing to this arbitration procedure, both the Executive and the Company waive their rights to resolve any Claims through a trial by jury or judge or administrative proceeding.
The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the Claims and to award such relief as would otherwise be permitted by law; (b) have the authority to interpret and apply the provisions of this Agreement; and (c) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award. The arbitrator shall be authorized to award any or all remedies that the Executive or the Company would be entitled to seek in a court of law. The arbitrator shall have no authority to add to, subtract from or otherwise modify the terms of this Agreement.
The arbitrator’s decision shall be final and binding, and each party agrees to be bound by the arbitrator’s award, subject only to an appeal therefrom in accordance with the laws of the State of California. Either party may obtain judgment upon the arbitrator’s award in the Superior Court of Los Angeles County, California. Nothing in this Agreement is intended to prevent either the Executive or the Company from obtaining temporary or preliminary injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.
The Company shall pay all arbitration fees in excess of the amount of court fees that the Executive would be required to pay if the Claims were filed and adjudicated in a court of law. In any arbitration proceeding, and in any proceeding in court to compel arbitration hereunder, the prevailing party shall be entitled to recover the party’s attorneys’ fees, costs and expenses. The prevailing party shall be the party that obtained substantially the relief such party requested.
     10. Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, then to the full extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.
     11. Entire Agreement. This Agreement, including Exhibits A and B, constitute the entire agreement between you and the Company with respect to the subject matter hereof, and all prior or contemporaneous oral or written communications, understandings, or agreements between you and the Company with respect to such subject matter, including but not limited to the Executive Severance Agreement between you and the Company dated August 1, 2003, are hereby superseded and nullified in their entireties; provided, however, that the Change of Control Agreement between you and the Company dated October 10, 2007 shall continue in full force and effect, with the exception that in the event of any conflict between any provision of said Change of Control Agreement and this Agreement, this Agreement shall govern. This Agreement may be revised only in a written agreement signed by you and a duly authorized executive of the Company.
If this Agreement is acceptable to you, please sign below and return the signed original to me.

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Sincerely, MannKind Corporation
/s/ Hakan Edstrom
Hakan Edstrom
President and Chief Operating Officer

I have read, understand, and agree fully to the foregoing agreement:
/s/ Richard L. Anderson
Richard L. Anderson

Dated: December 20, 2007

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Exhibit A
MANNKIND CORPORATION
EMPLOYEE PROPRIETARY INFORMATION
AND INVENTIONS AGREEMENT
     In consideration of my employment or continued employment by MANNKIND CORPORATION (the “Company”), and the compensation now and hereafter paid to me, I hereby agree as follows:

1. Nondisclosure
     1.1 Recognition of Company’s Rights; Nondisclosure. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company’s Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company’s written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.
     1.2 Proprietary Information. The term “Proprietary Information” shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation “Proprietary Information” includes (a) tangible and intangible information relating to antibodies and other biological materials, cell lines, samples of assay components, media and/or cell lines and procedures and formulations for producing any such assay components, media and/or cell lines, formulations, products, processes, know-how, designs, formulas, methods, developmental or experimental work, clinical data, improvements, discoveries, plans for research, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers, and information regarding the skills and compensation of other employees of the Company (hereinafter collectively referred to as “Inventions”); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpolished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.
     1.3 Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.
     1.4 No Improper Use of Information of Prior Employers and Others. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.
2. Assignment of Inventions.
     2.1 Proprietary Rights. The term “Proprietary Rights” shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.
     2.2 Prior Inventions. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit B (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as “Prior Inventions”). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit B but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit B for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company’s prior written consent.
     2.3 Assignment of Inventions. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as “Company Inventions.”
     2.4 Nonassignable Inventions. This Agreement does not apply to an Invention which qualifies fully as a nonassignable Invention under Section 2870 of the California Labor Code (hereinafter "Section 2870”). I have reviewed the notification on Exhibit A (Limited Exclusion Notification) and agree that my signature acknowledges receipt of the notification.
     2.5 Obligation to Keep Company Informed. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.
     2.6 Government or Third Party. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.
     2.7 Works for Hire. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C., Section 101).
     2.8 Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to

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Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company’s request on such assistance.
In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.
3. Records. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.
4. Additional Activities. I agree that during the period of my employment by the Company I will not, without the Company’s express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for five (5) years after the date of termination of my employment by the Company I will not, either directly or through others, solicit or attempt to solicit any employee, independent contractor or consultant of the company to terminate his or her relationship with the Company in order to become and employee, consultant or independent contractor to or for any other person or entity.
5. No Conflicting Obligation. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.
6. Return of Company Documents. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company’s termination statement.
7. Legal and Equitable Remedies. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.
8. Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.
9. Notification of New Employer. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.
10. General Provisions.
     10.1 Governing Law; Consent to Personal Jurisdiction. This Agreement will be

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governed by and construed according to the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Los Angeles County, California for any lawsuit filed there against me by Company arising from or related to this Agreement.
     10.2 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.
     10.3 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.
     10.4 Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.
     10.5 Employment. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company’s right to terminate my employment at any time, with or without cause.
     10.6 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.
     10.7 Advice of Counsel. I acknowledge that, in executing this agreement, I have had the opportunity to seek the advice of independent legal counsel, and I have read and understood all of the terms and provisions of this agreement. This agreement shall not be construed against any party by reason of the drafting or preparation hereof.
     10.8 Entire Agreement. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.
     This Agreement shall be effective as of the first day of my employment with the Company, namely: October 2, 2002.
     I have read this Agreement carefully and understand its terms. I have completely filled out Exhibit B to this Agreement.
Dated: December 20, 2007

/s/ Richard L. Anderson

(Signature)
Richard L. Anderson

(Printed Name)
c/o 28903 North Avenue Paine

(Address)
Valencia, CA 91355

Accepted and Agreed To:

MANNKIND CORPORATION
By:	/s/ Jill Kastner

Title:	Associate Director, Human Resources

Dated:	December 20, 2007

4.

Exhibit B
GENERAL RELEASE AND SETTLEMENT AGREEMENT
     The parties to this General Release and Settlement Agreement (“Release”) between Richard L. Anderson (“Executive”) and MannKind Corporation (the “Company”) state that:
     In connection with the termination of Executive’s employment with MannKind, the parties desire to fully and finally resolve any and all differences and disputes without further costs;
     THEREFORE, the parties agree:
1.	In consideration of the compensation and benefits the Company will provide to Executive as provided in the Transition Employment Agreement between the Executive and the Company dated December 20, 2007 (the “Agreement”), Executive does forever release and discharge the Company and all its parent, subsidiary and affiliated entities and all their past, present and future directors, officers, agents, employees, and representatives from all claims, causes of action, damages, liabilities, and demands of whatever kind and character up to the date he signs below (“Disputes”), including, but not limited to, arising out of or in any way related to any of the circumstances of Executive’s employment or termination of employment with the Company. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to Executive’s employment with the Company or the termination of that employment; (b) all claims related to Executive’s compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other equity interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (the “ADEA”), the California Labor Code, and the California Fair Employment and Housing Act (as amended). The parties intend that the disputes released herein be construed as broadly as possible as permitted by law. Notwithstanding the foregoing, Executive is not hereby releasing the Company from any claims that cannot be waived by law. Executive is, however, waiving his right to any monetary recovery should any governmental agency or entity pursue any claims on Executive’s behalf. Executive represents that he has no lawsuits, claims or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity subject to the release granted in this paragraph.
2.	This Release extends to all disputes by Executive against the Company, whether known or unknown, suspected or unsuspected, past or present, and whether or not they arise out of or are attributable to the circumstances of Executive’s employment or termination of employment with the Company. Specifically, Executive hereby expressly waives any and all rights under Section 1542 of the California Civil Code, which reads in full as follows: “Section 1542. General Release. A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
3.	Executive further understands and agrees that neither the payment nor the execution of this Release, or any part of it, shall constitute or be construed as an admission of any alleged liability or wrongdoing whatsoever by the Company. The Company expressly denies it has committed any alleged liability or wrongdoing.
4.	This Release shall be governed by the substantive law of the State of California. In the event of any dispute concerning the interpretation, breach or enforcement of this Release, such dispute(s) shall be resolved pursuant to the provisions of paragraph 9 of the Agreement.
5.	If any provision of this Release is determined to be invalid or unenforceable, all of the other provisions shall remain valid and enforceable notwithstanding, unless the provision found to be unenforceable is of such material effect that this Release cannot be performed in accordance with the intent of the parties in the absence thereof.
6.	No promise or agreement other than that expressed herein has been made. This Release constitutes a single integrated contract expressing the entire agreement of the parties hereto. There are no other agreements, written or oral, express or implied, between the parties concerning the subject matter hereof, except the provisions set forth in this Release. This Release supersedes all previous agreements and understandings regarding the subject matters hereof, whether written or oral, except as expressly provided herein. This Release can be amended, modified or terminated only by a writing executed by both Executive and the President of the Company.
7.	In compliance with the ADEA, Executive acknowledges that he has been given twenty-one (21) days to review this Release before signing it. Executive also understands his waiver and release do not apply to any rights or claims that arise after the date he signs this Release, that he may revoke this Release within seven (7) days after he signs it, and that it is not effective until the seven (7) day revocation period has expired. Additionally, Executive has been advised in this writing to consult with an attorney before executing this Release.
8.	THE EXECUTIVE STATES THAT HE IS IN GOOD HEALTH AND FULLY COMPETENT TO MANAGE HIS BUSINESS AFFAIRS, THAT HE HAS CAREFULLY READ THIS GENERAL RELEASE AND SETTLEMENT AGREEMENT, THAT HE FULLY UNDERSTANDS ITS FINAL AND BINDING EFFECT, THAT THE ONLY PROMISES MADE TO HIM TO SIGN THIS RELEASE ARE THOSE STATED AND CONTAINED IN THIS RELEASE, AND THAT HE IS SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY.
     AGREED AND ACCEPTED this ___day of ___, ___:

MANNKIND CORPORATION	EXECUTIVE

By:

Its:	Richard L. Anderson

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